Exhibit 99.2

COPANO ENERGY, L.L.C.

NON-EXECUTIVE DIRECTOR COMPENSATION*

CASH COMPENSATION	ANNUAL RETAINER (CHAIRMAN)	ANNUAL RETAINER (MEMBER)	MEETING FEES

BOARD OF DIRECTORS	$50,000	$30,000	NONE
AUDIT COMMITTEE	$12,000	$4,000	$1,500
COMPENSATION COMMITTEE	$8,000	NONE	$1,000
CONFLICTS COMMITTEE	$6,000	NONE	$1,000
NOMINATING AND GOVERNANCE COMMITTEE	$8,000	NONE	$1,000

EQUITY COMPENSATION FOR ALL NON-EXECUTIVE DIRECTORS:

▪
Annual grant of 3,000 Restricted Units made prospectively in November of each year, with the annual award for any new Director made upon election and pro-rated based on the number of months during which he or she will serve for the period from the date of election through October 31. Award granted upon election as a Director.

▪
Annual grants to existing Directors   vest in equal one-third increments over three years on November 16 of each year. An initial grant to a new Director vests in equal one-third increments over three years on anniversary of grant date

ANNUAL RETAINER FOR CHAIRMAN OF THE BOARD:

▪	Award is effective January 1 of each year, in payment of services for that year

▪	Settled with unit awards under Copano Energy, L.L.C. Long-Term Incentive Plan

▪
Number of units to be awarded is determined by dividing (a) the amount of the retainer payment, by (b) the “fair market value” of a common unit on the trading day preceding the date the award is effective.

*	Effective February 15, 2012